QuickLinks -- Click here to rapidly navigate through this document

Exhibit 99.2

REPORT AGGREGATING CERTAIN MONTHLY INFORMATION TO CERTIFICATEHOLDERS

1.
The amount of such distribution allocable to principal:

Pool Series	Amount Allocable to Principal
2000-1 Fixed	$25,037,210.38
2000-1 Arm 1	$18,885,637.16
2000-1 Arm 2	$17,085,471.22
2000-2 Fixed	$10,514,449.21
2000-2 Arm 1	$17,539,066.78
2000-2 Arm 2	$7,392,296.17
2001-1 Group 1	$3,591,206.88
2001-1 Group 2	$556,724.67
2001-2 Group 1	$189,247.22
2001-2 Group 2	$7,315.67
2.
The amount of such distribution allocable to interest:

Pool Series	Amount Allocable to Interest
2000-1 Fixed	$17,495,443.08
2000-1 Arm 1	$10,258,112.78
2000-1 Arm 2	$9,993,003.17
2000-2 Fixed	$8,583,903.85
2000-2 Arm 1	$14,908,471.65
2000-2 Arm 2	$3,297,315.53
2001-1 Group 1	$4,074,467.07
2001-1 Group 2	$1,059,951.99
2001-2 Group 1	$1,036,591.72
2001-2 Group 2	$210,342.72

3.
The amount of such distribution allocable to any excess interest or excess cash distribution in connection with any overcollateralization feature:

Pool Series	Initial Collateralization	Increases		Balance at June 30, 2001
2000-1 Fixed	—	$4,141,061.57		$4,141,061.57
2000-1 Arm 1	—	$5,854,287.88		$5,854,287.88
2000-1 Arm 2	—	$5,640,755.59		$5,640,755.59

TOTAL	—	$15,636,105.04		$15,636,105.04
2000-2 Fixed	—	$2,412,333.26		$2,412,333.26
2000-2 Arm 1	—	$6,233,491.09		$6,233,491.09
2000-2 Arm 2	—	$1,220,968.07		$1,220,968.07

TOTAL	—	$9,866,792.42		$9,866,792.42
2001-1 Group 1	—	$1,097,885.78	(1)	$1,097,885.78	(1)
2001-1 Group 2	—	—		—

TOTAL	—	$1,097,885.78	(1)	$1,097,885.78	(1)
2001-2 Group 1	—	$7,003.99	(1)	$7,003.99	(1)
2001-2 Group 2	—	—		—

TOTAL	—	$7,003.99	(1)	$7,003.99	(1)

(1)
Total for Group 1 and Group 2

4.
Total amount of any insured payment included in the amount distributed:

Pool Series	Amount
2000-1	—
2000-2	—
2001-1	—
2001-2	—
5.
The amount of any fee paid in respect of credit enhancement for the related collection period (represents amount held in Expense Account at Bankers Trust at June 30, 2001):

Pool Series	Amount
2000-1	—
2000-2	—
2001-1	—
2001-2	—
6.
The amount of unreimbursed monthly advances and/or servicing advances:

Pool Series	Unreimbursed Advances
2000-1	—
2000-2	—
2001-1	—
2001-2	—

7.
The aggregate amount (a) otherwise allocable to the subordinated Certificateholders on such distribution date, and (b) withdrawn from reserve account, if any, that is included in the amounts distributed with respect to senior certificateholders:

Pool Series	Amount
2000-1	—
2000-2	—
2001-1	—
2001-2	—
8.
The aggregate outstanding principal balance of the Mortgage Loans in the related pool or Mortgage Loan Group:

Pool Series	Amount
2000-1 Fixed	$183,839,233.82
2000-1 Arm 1	$106,674,625.30
2000-1 Arm 2	$108,474,557.20
2000-2 Fixed	$136,845,599.78
2000-2 Arm 1	$246,123,411.63
2000-2 Arm 2	$53,081,286.67
2001-1 Group 1	$115,164,900.37
2001-1 Group 2	$30,676,257.43
2001-2 Group 1	$125,340,332.39
2001-2 Group 2	$24,470,108.71

9.
The number and aggregate principal balance of Mortgage Loans in the related mortgage pool contractually delinquent (a) 30 to 59 days, (b) 60 to 89 days and (c) 90 days or more as of the end of the related collection period:

Pool Series	30-59 Days	60-89 Days	90+ Days
2000-1 Fixed
Principal Balance	$20,682,446.62	$7,359,202.08	$4,177,316.50
Number of Loans	302	110	64
2000-1 Arm 1
Principal Balance	$11,855,144.64	$5,587,490.14	$3,292,200.56
Number of Loans	144	67	37
2000-1 Arm 2
Principal Balance	$11,244,351.99	$5,765,433.23	$1,924,519.45
Number of Loans	123	53	27
2000-2 Fixed
Principal Balance	$12,798,845.69	$3,963,236.23	$2,510,959.05
Number of Loans	178	70	52
2000-2 Arm 1
Principal Balance	$25,159,612.43	$12,102,111.89	$8,163,733.42
Number of Loans	277	121	89
2000-2 Arm 2
Principal Balance	$6,363,664.10	$1,811,612.92	$1,805,888.41
Number of Loans	39	16	13
2001-1 Group 1
Principal Balance	$11,061,313.51	$3,545,934.45	$1,526,235.61
Number of Loans	152	56	24
2001-1 Group 2
Principal Balance	$2,470,681.19	$1,066,205.73	$958,231.71
Number of Loans	32	10	9
2001-2 Group 1
Principal Balance	$2,488,240.56	$230,660.00	—
Number of Loans	38	4	—
2001-2 Group 2
Principal Balance	$2,414,595.81	—	—
Number of Loans	24	—	—

10.
The aggregate principal balances of Mortgage Loans in foreclosure or other similar proceedings and the aggregate principal balances of Mortgage Loans, the mortgagor of which is known by the Servicer to be in bankruptcy as of the end of the period:

Pool Series	Loans in Foreclosure	Loans in Bankruptcy
2000-1 Fixed
Principal Balance	$8,187,446.83	$2,755,726.08
Number of Loans	129	39
2000-1 Arm 1
Principal Balance	$7,964,772.96	$2,447,757.97
Number of Loans	97	28
2000-1 Arm 2
Principal Balance	$7,936,963.55	$1,908,236.15
Number of Loans	100	13
2000-2 Fixed
Principal Balance	$4,877,662.76	$794,359.46
Number of Loans	62	13
2000-2 Arm 1
Principal Balance	$12,921,939.50	$2,563,695.13
Number of Loans	143	25
2000-2 Arm 2
Principal Balance	$3,454,796.39	$65,484.68
Number of Loans	21	2
2001-1 Group 1
Principal Balance	—	—
Number of Loans
2001-1 Group 2
Principal Balance	—	—
Number of Loans
2001-2 Group 1
Principal Balance	—	—
Number of Loans
2001-2 Group 2
Principal Balance	—	—
Number of Loans

11.
The certificate principal balance of each Class of Certificate:

Pool Series	Certificate Principal Balance
2000-1 Fixed	$183,821,264.00
2000-1 Arm 1	$106,664,543.27
2000-1 Arm 2	$108,464,273.80
2000-2 Fixed	$136,832,156.44
2000-2 Arm 1	$246,099,422.64
2000-2 Arm 2	$53,076,100.63
2001-1 Group 1	$95,103,364.11
2001-1 Group 2	$25,272,334.04
2001-2 Group 1	$105,331,824.43
2001-2 Group 2	$20,913,206.06

QuickLinks

  Exhibit 99.2
REPORT AGGREGATING CERTAIN MONTHLY INFORMATION TO CERTIFICATEHOLDERS